Nuveen AMT-Free Municipal Credit Income Fund 424B2

Exhibit 99.(s)

Calculation of Filing Fee Tables

Form 424(b)(2)

(Form Type)

Nuveen AMT-Free Municipal Credit Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares $0.01 par value per share	Other(1)	21,000,000	$13.28(1)	$278,880,000(1)	0.0001381	$38,513.33	—	—	—	—
Fees Previously Paid	Equity	Common Shares, $0.01 par value per share	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, $0.01 par value per share	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$278,880,000		$38,513.33
	Total Fees Previously Paid							—
	Total Fee Offsets							$9,270.00
	Net Fee Due							$29,243.33

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Nuveen AMT-Free Municipal Credit Income Fund	N-2	333-261173	November 18, 2021	—	$9,270.00(2)	Equity	Common Shares, $0.01 par value per share	—	$100,000,000	—
Fee Offset Sources	Nuveen AMT-Free Municipal Credit Income Fund	424(b)(5)	333-261173	—	December 17, 2021	—	Equity	Common Shares, $0.01 par value per share	—	—	$9,270.00(2)

(1)	The Registrant is relying upon Rule 457(c) under the Securities Act of 1933 (“Securities Act”) to calculate the registration fee. The maximum aggregate offering price is estimated solely for purposes of determining the registration fee based on the average of the high and low sales prices of the shares of Common Shares, as reported by the New York Stock Exchange on February 19, 2026, in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.
(2)	On November 18, 2021, the Registrant filed a Registration Statement (File No. 333-261173) to register an unspecified number of common shares and preferred shares to be offered on an immediate, continuous or delayed basis (the "2021 Registration Statement"). The 2021 Registration Statement went automatically effective on November 18, 2021, and, in accordance with Rules 456(b) and 457(r) under the Securities Act, deferred payment of all registration fees. On December 17, 2021, the Registrant filed a prospectus supplement pursuant to Rule 424(b)(5) and registered Common Shares, $0.01 par value per share, with a proposed maximum aggregate offering price of $100,000,000, with respect to which the Registrant paid filing fees of $9,270. As of the time of this filing, Common Shares with a maximum aggregate offering price of $100,000,000 remain unsold from the 2021 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a filing fee credit of $9,270, the amount of the prior filing fee attributable to the unsold Common Shares under the 2021 Registration Statement, remains available to offset future registration fees, which the Registrant has claimed in connection with this filing. In accordance with the Notes to Instruction 3.C.i. to Form N-2, this statement confirms that the offering of unsold Common Shares previously registered under the 2021 Registration Statement has terminated.

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333-293723